Exhibit 99.1

Sonus Networks Reports 2015 First Quarter Results

Announces Details of Cost Reduction Program

Provides 2015 Second Quarter and Updated 2015 Full Year Outlook

For Immediate Release: April 22, 2015

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in enabling and securing real-time communications, announced today results for the first quarter ended March 27, 2015.

First Quarter 2015 Highlights

•                  Total Company revenue was $50.1 million, compared to $70.7 million in the first quarter of 2014.

•                  Product revenue was $24.9 million, compared to $45.1 million in the first quarter of 2014.

•                  Service revenue was $25.2 million, compared to $25.6 million in the first quarter of 2014.

•                  Indirect revenue was 24% of product revenue, compared to 18% in the first quarter of 2014.

•                  GAAP gross margin was 58.3%; non-GAAP gross margin was 61.5%.

•                  GAAP loss per share was $0.39; non-GAAP loss per share was $0.27.

•                  The Company had 168 new customers in the first quarter of 2015, compared to 173 new customers in the first quarter of 2014.

The Company’s first quarter results reflect shifts in expected customer activity and ordering patterns, including the deferral of certain customer purchasing decisions that had been expected to be made at the back end of the first quarter as well as a reduction in customer spend compared to what had been forecast.  The Company is now seeing lengthening decision cycles for both Tier 1 and midsize customers, primarily in North America.  Based on conversations members of Sonus’ senior leadership team have recently had with many of the Company’s largest customers, the Company believes the reasons for the longer decision cycles include delays in the major technology transition to software-defined networking (SDN) and network functions virtualization (NFV), delayed RFP decisions (many of which are related to that transition), and the impacts of industry consolidation in both the telecommunications and cable industries.  The Company does not believe that it had any significant competitive losses in the first quarter.

“Recent customer conversations, including conversations with our largest customers, and our RFP activity, clearly support that Sonus’ technology is aligned with the technology strategies of our customers,” said Ray Dolan, president and chief executive officer. “While lengthening decision cycles are placing pressure on our near term results, Sonus remains well-positioned, both technically and commercially, as opportunities develop, and I believe these opportunities will develop given the inevitable technology shift we anticipate in this industry.  We expect the actions we are taking to optimize our cost structure while ensuring we continue to invest in key technologies to enable us to successfully manage through this macro environment and drive value for our customers and our shareholders.”

Cost Reduction Program

To better align the Company’s cost structure in light of the longer decision cycles of its customers, Sonus recently announced a cost reduction review.  As a result of this review, Sonus expects to achieve approximately $20 million of annualized savings as compared to full year 2014.  $15 million is expected to be realized in 2015, the majority of this in place by the end of the second quarter.  Savings will be generated primarily from a reduction of approximately 150 positions, or approximately 12.5% of the Company’s workforce, as well as reduced discretionary spending.  These savings will be offset by a restructuring charge of approximately $5.0 million associated with severance related to the implementation of the plan, of which $4.5 million is estimated to be paid in the second quarter of 2015 and the remainder in the third quarter of 2015.

Dolan continued, “The Company’s cost reduction program was carefully designed to support Sonus’ profitability as well as our competitive footprint.  These actions are intended to reduce Sonus’ breakeven point to annualized revenue levels in line with the Company’s current outlook without compromising our continuing investment in key products and strategic technology initiatives that are value creating.”

Cash & Investments

The Company ended the first quarter of 2015 with $112.8 million in cash and investments. This reduction in cash and investments from the end of fiscal 2014 reflects $10.1 million of cash utilized for the Treq asset acquisition and $6.1 million for share repurchases.

Share Repurchases

During the first quarter of 2015, the Company repurchased a total of approximately 0.4 million shares for a total of $6.1 million.  As of March 27, 2015, the Company had 49.4 million shares of common stock outstanding.

2015 Second Quarter and Full Year Outlook

Sonus is updating its full year guidance to take into consideration lengthening customer decision cycles and the uncertainty related to the timing and the outcome of those decisions. The Company’s outlook is based on current indications for its business, which is subject to change. Gross margin, operating expenses and Loss per Share are presented on a non-GAAP basis. A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q215	FY15
Total Company Revenue	$53 million to $55 million	$245 million to $250 million
Gross Margin(1)	64% to 65%	Not provided
Operating Expenses(1)	$42 million to $43 million	Not provided
Loss per Share(1)	$0.14 to $0.18	$0.10 to $0.15
Basic Shares	49.5 million	49.5 million

1)       Presented on a non-GAAP basis.

Conference Call Details

Date: April 22, 2015

Time: 8:30 a.m. (ET)

Dial-in number: 800 736 4594

International Callers: +1 212 231 2918

The Company will also offer a live, listen-only webcast of the conference call via the Sonus Networks Investor Relations website at http://investors.sonusnet.com/events.cfm where supporting materials including a presentation and supplementary financial and operational data have also been posted.

Replay Information

A telephone playback of the call will be available following the conference call until May 6, 2015 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21765615.

Tags

Sonus Networks, Sonus, SONS, 2015 first quarter, earnings, results, IP-based network solutions, SBC,  software SBC, session border controller, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, SDN, policy, SIP trunking, Cloud, VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX.

About Sonus Networks

Sonus brings intelligence and security to real-time communications. By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), Network as a Service capabilities, policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements regarding our future results of operations and financial position, industry developments, business strategy, plans and objectives of management for future operations and plans for future cost reductions are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; adjustments identified in the course of the Company’s quarter-end accounting review; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of cost reduction and restructuring activities; our ability to realize benefits from the NET and PT acquisitions and the Treq asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; the impact of the reverse split of our common stock and changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk,” and Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2015.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, acquisition-related costs, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory was recorded as cost of product revenue through June 27, 2014.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments to these estimates as required.  We recorded such an adjustment to our results for the current quarter, the effect of which was a restructuring credit of $0.3 million.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 27,	December 31,	March 28,
	2015	2014	2014
Revenue:
Product	$24,865	$46,570	$45,140
Service	25,280	30,228	25,602
Total revenue	50,145	76,798	70,742

Cost of revenue:
Product	11,648	14,736	13,663
Service	9,267	10,270	10,656
Total cost of revenue	20,915	25,006	24,319

Gross profit	29,230	51,792	46,423

Gross margin:
Product	53.2%	68.4%	69.7%
Service	63.3%	66.0%	58.4%
Total gross margin	58.3%	67.4%	65.6%

Operating expenses:
Research and development	19,339	18,810	18,972
Sales and marketing	19,765	21,428	19,581
General and administrative	9,224	9,855	11,186
Acquisition-related	107	252	1,306
Restructuring	(339)	3,392	1,169
Total operating expenses	48,096	53,737	52,214

Loss from operations	(18,866)	(1,945)	(5,791)
Interest income, net	28	25	35
Other income, net	45	206	2,335

Loss before income taxes	(18,793)	(1,714)	(3,421)
Income tax provision	(566)	(478)	(532)

Net loss	$(19,359)	$(2,192)	$(3,953)

Loss per share:
Basic	$(0.39)	$(0.04)	$(0.07)
Diluted	$(0.39)	$(0.04)	$(0.07)

Shares used to compute loss per share:
Basic	49,423	49,361	53,080
Diluted	49,423	49,361	53,080

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 27,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$18,092	$41,157
Short-term investments	65,708	64,443
Accounts receivable, net	55,612	62,943
Inventory	25,147	22,114
Deferred income taxes	1,037	991
Other current assets	15,085	15,239
Total current assets	180,681	206,887

Property and equipment, net	18,329	17,845
Intangible assets, net	31,547	22,594
Goodwill	40,310	39,263
Investments	29,045	42,407
Deferred income taxes	1,001	1,043
Other assets	3,081	2,596
	$303,994	$332,635

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,322	$7,497
Accrued expenses	22,254	32,149
Current portion of deferred revenue	40,386	36,967
Current portion of long-term liabilities	750	794
Total current liabilities	68,712	77,407

Deferred revenue	8,207	8,009
Deferred income taxes	1,802	1,623
Other long-term liabilities	4,042	5,246
Total liabilities	82,763	92,285

Commitments and contingencies

Stockholders equity:
Common stock	49	49
Additional paid-in capital	1,226,319	1,226,226
Accumulated deficit	(1,010,706)	(991,347)
Accumulated other comprehensive income	5,569	5,422
Total stockholders’ equity	221,231	240,350
	$303,994	$332,635

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 27,	March 28,
	2015	2014
Cash flows from operating activities:
Net loss	$(19,359)	$(3,953)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	2,575	2,917
Amortization of intangible assets	1,647	1,029
Stock-based compensation	4,820	5,774
Loss on disposal of property and equipment	12	55
Deferred income taxes	155	176
Changes in operating assets and liabilities:
Accounts receivable	7,302	22,973
Inventory	(3,034)	2,337
Other operating assets	(75)	(259)
Accounts payable	(2,115)	(1,551)
Accrued expenses and other long-term liabilities	(13,014)	(7,754)
Deferred revenue	3,610	(538)
Net cash (used in) provided by operating activities	(17,476)	21,206

Cash flows from investing activities:
Purchases of property and equipment	(2,512)	(3,287)
Business acquisitions, net of cash acquired	(10,147)	(34,010)
Purchases of marketable securities	(1,649)	—
Sale/maturities of marketable securities	13,518	87,646
Net cash (used in) provided by investing activities	(790)	50,349

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,668	1,197
Proceeds from exercise of stock options	1,687	3,444
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,995)	(1,530)
Repurchase of common stock	(6,084)	(75,385)
Principal payments of capital lease obligations	(20)	(24)
Net cash used in financing activities	(4,744)	(72,298)

Effect of exchange rate changes on cash and cash equivalents	(55)	91

Net decrease in cash and cash equivalents	(23,065)	(652)
Cash and cash equivalents, beginning of year	41,157	72,423
Cash and cash equivalents, end of period	$18,092	$71,771

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets and litigation settlement - prepaid assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 27,	December 31,	March 28,
	2015	2014	2014
Fair value write-up of acquired inventory
Cost of revenue - product	$—	$—	$615

Stock-based compensation
Cost of revenue - product	$74	$50	$79
Cost of revenue - service	380	377	279
Cost of revenue	454	427	358

Research and development expense	1,358	1,176	1,313
Sales and marketing expense	1,016	1,138	1,249
General and administrative expense	1,992	1,960	2,854
Operating expense	4,366	4,274	5,416

Total stock-based compensation	$4,820	$4,701	$5,774

Amortization of intangible assets
Cost of revenue - product	$1,168	$703	$631

Sales and marketing	479	492	398
Operating expense	479	492	398

Total amortization of intangible assets	$1,647	$1,195	$1,029

Litigation settlement - prepaid licenses
Other income, net	$—	$—	$2,250

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 27,	December 31,	March 28,
	2015	2014	2014

GAAP gross margin - product	53.2%	68.4%	69.7%
Stock-based compensation expense	0.3%	0.1%	0.2%
Amortization of intangible assets	4.7%	1.5%	1.4%
Fair value write-up of acquired inventory	0.0%	0.0%	1.4%
Non-GAAP gross margin - product	58.2%	70.0%	72.7%

GAAP gross margin - service	63.3%	66.0%	58.4%
Stock-based compensation expense	1.5%	1.3%	1.1%
Non-GAAP gross margin - service	64.8%	67.3%	59.5%

GAAP total gross margin	58.3%	67.4%	65.6%
Stock-based compensation expense	0.9%	0.6%	0.5%
Amortization of intangible assets	2.3%	0.9%	0.9%
Fair value write-up of acquired inventory	0.0%	0.0%	0.9%
Non-GAAP total gross margin	61.5%	68.9%	67.9%

GAAP total gross profit	$29,230	$51,792	$46,423
Stock-based compensation expense	454	427	358
Amortization of intangible assets	1,168	703	631
Fair value write-up of acquired inventory	—	—	615
Non-GAAP total gross profit	$30,852	$52,922	$48,027

GAAP research and development expense	$19,339	$18,810	$18,972
Stock-based compensation expense	(1,358)	(1,176)	(1,313)
Non-GAAP research and development expense	$17,981	$17,634	$17,659

GAAP sales and marketing expense	$19,765	$21,428	$19,581
Stock-based compensation expense	(1,016)	(1,138)	(1,249)
Amortization of intangible assets	(479)	(492)	(398)
Non-GAAP sales and marketing expense	$18,270	$19,798	$17,934

GAAP general and administrative expense	$9,224	$9,855	$11,186
Stock-based compensation expense	(1,992)	(1,960)	(2,854)
Non-GAAP general and administrative expense	$7,232	$7,895	$8,332

GAAP operating expenses	$48,096	$53,737	$52,214
Stock-based compensation expense	(4,366)	(4,274)	(5,416)
Amortization of intangible assets	(479)	(492)	(398)
Acquisition-related expense	(107)	(252)	(1,306)
Restructuring	339	(3,392)	(1,169)
Non-GAAP operating expenses	$43,483	$45,327	$43,925

GAAP loss from operations	$(18,866)	$(1,945)	$(5,791)
Fair value write-up of acquired inventory	—	—	615
Stock-based compensation expense	4,820	4,701	5,774
Amortization of intangible assets	1,647	1,195	1,029
Acquisition-related expense	107	252	1,306
Restructuring	(339)	3,392	1,169
Non-GAAP income from operations	$(12,631)	$7,595	$4,102

GAAP loss from operations as a percentage of revenue	-37.6%	-2.5%	-8.2%
Fair value write-up of acquired inventory	0.0%	0.0%	0.8%
Stock-based compensation expense	9.6%	6.1%	8.2%
Amortization of intangible assets	3.3%	1.6%	1.5%
Acquisition-related expense	0.2%	0.3%	1.8%
Restructuring	-0.7%	4.4%	1.7%
Non-GAAP income (loss) from operations as a percentage of revenue	-25.2%	9.9%	5.8%

GAAP Other income, net	$45	$206	$2,335
Litigation settlement - prepaid licenses	—	—	(2,250)
Non-GAAP Other income, net	$45	$206	$85

GAAP net loss	$(19,359)	$(2,192)	$(3,953)
Fair value write-up of acquired inventory	—	—	615
Stock-based compensation expense	4,820	4,701	5,774
Amortization of intangible assets	1,647	1,195	1,029
Acquisition-related expense	107	252	1,306
Restructuring	(339)	3,392	1,169
Litigation settlement - prepaid licenses	—	—	(2,250)
Non-GAAP net income (loss)	$(13,124)	$7,348	$3,690

Diluted earnings per share or (loss) per share
GAAP	$(0.39)	$(0.04)	$(0.07)
Non-GAAP	$(0.27)	$0.15	$0.07

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,423	49,361	53,080
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,423	50,067	53,804

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ending
	June 26, 2015
	Range

Revenue	$53	$55

Gross margin
GAAP outlook	61.0%	62.1%
Stock-based compensation expense	0.9%	0.9%
Amortization of intangible assets	2.1%	2.0%
Non-GAAP outlook	64.0%	65.0%

Operating expenses
GAAP outlook	$52.6	$53.6
Stock-based compensation expense	(5.2)	(5.2)
Amortization of intangible assets	(0.4)	(0.4)
Restructuring	(5.0)	(5.0)
Non-GAAP outlook	$42.0	$43.0

Loss per share
GAAP outlook	$(0.43)	$(0.39)
Stock-based compensation expense	0.12	0.12
Amortization of intangible assets	0.03	0.03
Restructuring	0.10	0.10
Non-GAAP outlook	$(0.18)	$(0.14)

	Year ending December 31, 2015
	Range

Revenue	$245	$250

Loss per share
GAAP outlook	$(0.80)	$(0.75)
Stock-based compensation expense	0.43	0.43
Amortization of intangible assets	0.12	0.12
Acquisition-related expense	*	*
Restructuring	0.10	0.10
Non-GAAP outlook	$(0.15)	$(0.10)

*           Less than $0.01 impact on loss per share